Exhibit 99.1

Wearable devices ltd.

2 Ha-Ta’asiya Street

Yokne’am Illit, 2069803 Israel

January 18, 2022

Via EDGAR

Securities and Exchange Commission

Division of Corporation Finance

Office of Technology

100 F Street, NE

Washington, DC 20549

Re:	Wearable Devices Ltd. (the “Company,” “we,” “our” and similar terminology)

Draft Registration Statement on Form F-1

Representation under Item 8.A.4 of Form 20-F

Ladies and Gentlemen:

The undersigned, Wearable Devices Ltd., an Israeli private company (the “Company”), is submitting this letter via EDGAR to the Securities and Exchange Commission (the “Commission”) in connection with the Company’s confidential submission on the date hereof of its draft registration statement on Form F-1 (the “Draft Registration Statement”) relating to a proposed initial public offering of the Company’s ordinary shares.

The Company has included in the Draft Registration Statement its audited consolidated financial statements as of December 31, 2020 and 2019 and for the years then ended and unaudited interim consolidated financial statements as of June 30, 2021 and for each of the six-month periods ended June 30, 2020 and 2021.

Item 8.A.4 of Form 20-F requires that in the case of a company’s initial public offering, the registration statement on Form F-1 shall contain audited financial statements as of a date not older than 12 months from the date of the filing. The Company is submitting this letter pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, which provides that “[a] company may comply with only the 15-month requirement in this item if the company is able to represent that it is not required to comply with the 12-month requirement in any other jurisdiction outside the United States and that complying with the 12-month requirement is impracticable or involves undue hardship.”

The Company hereby represents to the Commission that:

1.	The Company is not currently a public reporting company in any jurisdiction.

2.	The Company is not required by any jurisdiction outside the United States to comply with the 12 months requirement under Item 8.A.4 of Form 20-F.

3.	Full compliance with Item 8.A.4 of Form 20-F at present is impracticable and involves undue hardship for the Company.

4.	The Company does not anticipate that its audited financial statements as of and for the year ended December 31, 2021 will be available until March 2022.

5.	In no event will the Company seek effectiveness of its registration statement on Form F-1 if its audited financial statements are older than 15 months at the time of the Company’s initial public offering.

The Company is submitting this letter as an exhibit to the Draft Registration Statement pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

Sincerely,

WEARABLE DEVICES LTD.

By:	/s/ Asher Dahan
Asher Dahan
Chief Executive Officer